CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this "Agreement") is made as of the 12th day of September, 2017 (the "Effective Date").

BETWEEN:	37 Capital Inc.
having its office situated at
Suite 400 - 570 Granville Street,
Vancouver, BC V7Y 1A1

(the “Consultant”)
OF FIRST PART

AND:	27 Red Capital Inc. a corporation incorporated under the laws of the Province of British Colombia,
Incorporation #BC1028793

(the “27 Red”)
OF THE SECOND PART

WHEREAS 27 Red desires to have the Consultant perform, and the Consultant desires to perform for 27 Red certain services upon the terms and conditions hereinafter set forth:

1. Services - The Consultant will assist 27 Red with general consultancy and advisory services and such other tasks as may be mutually agreed in writing from time to time between 27 Red and the Consultant (collectively, the "Services").

2. Availability - The Services will be provided as required and the Consultant will dedicate such time as is necessary to fulfill its responsibilities hereunder.

3. Term - The term of this Agreement shall be for a period of 3 months commencing from the Effective Date. For greater certainty, the Term shall expire on December 12, 2018.

4. Renewal - Upon the expiry of the Term, this Agreement may be renewed in writing by the mutual consent of the Parties to this Agreement.

5. Fee - The fee payable to the Consultant during the Term of this Agreement shall be $18,188.65 (the "Fee Payable to the Consultant").

6. Termination - This Agreement may not be terminated by 27 Red for any reason whatsoever during the Term of this Agreement. In the event that 27 Red terminates this Agreement at any time and for any reason during the Term of this Agreement, 27 Red will be obligated to immediately pay to the Consultant the Fee Payable to the Consultant.

7. Confidentiality - The Consultant agrees that it will not disclose to any third party, without the prior written consent of 27 Red, any information regarding 27 Red that is obtained by the Consultant in connection with performing the Services, provided that the Consultant may disclose such information as is reasonably necessary in performing the Services hereunder.

8. Conflict of Interest - The Consultant agrees to be bound by all rules, policies and procedures as adopted from time to time by 27 Red regarding conflicts of interest among 27 Red and its directors and officers and agrees to execute such other documents and do such other things as may be necessary in accordance with such rules, policies and procedures of 27 Red.

9. Indemnity - The Consultant and 27 Red will protect, defend, indemnify and hold each other harmless from any losses, costs or liabilities arising as a result of any material breaches of covenants or representations hereunder, for any negligence or willful misconduct or for any breaches of securities laws committed by one party that causes harm to the other party.

10. Independent Consultant - Pursuant to this Agreement and in providing the Services, the Consultant is an independent Consultant and not an officer, director or employee of 27 Red, and the Consultant shall have no authority to bind 27 Red in any manner whatsoever. Nothing in this Agreement shall be construed as creating a joint-venture or partnership between the Consultant and 27 Red.

11. Amendment - No amendment of any provision of this Agreement will be valid and binding unless it is in writing and signed by the authorized representatives of the Consultant and 27 Red.

12. Governing Law - This Agreement shall be construed and governed by the Province of British Columbia, Canada. The courts of the Province of British Columbia, Canada shall have the sole and exclusive jurisdiction to entertain any and all claims and/or actions that may arise out of this Agreement.

13. Notice

Any notice, direction or other instrument required or permitted to be given under this Agreement shall be in writing and may be given by personal delivery or by emailing it as follows:

If to 27 Red:

27 Red Capital Inc.
Attention: Robert Rosner
Email: Robert@panocean.ca

If to the Consultant:

37 Capital Inc. of
Suite 400 - 570 Granville Street
Vancouver, BC V6C 3P1
Attention: Jake Kalpakian
Email: jake@jackpotdigital.com

14. ENTIRE AGREEMENT - This Agreement is the entire agreement of the parties hereto and supersedes any prior agreements, assumptions, representations or understandings, if any, between them with respect to the subject matter hereof.

15. COUNTERPARTS - This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which, together, shall constitute one and the same instrument. Facsimile or other electronically scanned and transmitted signatures shall be deemed to be originals for all purposes of this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement, by their authorized signatories, as of the date first above written.

37 Capital Inc.		27 Red Capital Inc.

By:	/s/ Jake Kalpakian	By:	/s/ Robert Posner
	Authorized Signatory		Authorized Signatory
	Name: Jake Kalpakian		Name: Robert Rosner
	Title: President & CEO		Title: Presidnet & CEO